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                                                                   EXHIBIT 23.4


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement Number 333-47308 of Washington Mutual, Inc. on Form S-4 of our report dated October 21, 1998, appearing in the Annual Report on Form 10-K of Bank United Corp. for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
Houston, Texas
November 8, 2000